Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors of Remote MDx, Inc.:

We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated June 7, 2005 relating to the consolidated financial statements of Remote MDx, Inc., and to the reference of our Firm in the Registration Statement.



/s/ TANNER LC.

Salt Lake City, Utah
March 1, 2006